UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 23, 2007
THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		No.)
6300 Wilson Mills Road, Mayfield Village, Ohio 44143
(Address of principal executive offices)                 (Zip Code)
Registrant’s telephone number, including area code 440-461-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On March 23, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of The Progressive Corporation (the “Company”) approved awards of restricted stock to executive officers and certain other employees of the Company under The Progressive Corporation 2003 Incentive Plan, as amended (the “Plan”). Awards were made in the form of time-based restricted stock and performance-based restricted stock. The time-based awards are scheduled to vest, subject to the provisions of the Plan and the applicable award agreement, in three equal installments on January 1, 2010, 2011 and 2012.
     Certain executive officers and other senior managers also received performance-based awards. Subject to the terms and conditions of the Plan and the applicable award agreement, the performance-based awards will vest on the date of the public dissemination by the Company of a news release reporting earnings for a fiscal month that is the final month of twelve (12) consecutive fiscal months during which the Company and its subsidiaries have generated net premiums earned of $19.0 billion or more and achieved an average combined ratio of 96 or less. If these vesting criteria are not satisfied by December 31, 2016, the performance-based awards will expire, and the applicable restricted shares will be forfeited automatically.
     The Company’s named executive officers, as identified in our Proxy Statement dated March 9, 2007, received the following awards:

			Performance-
		Time-Based	Based Restricted	Total Restricted
Name	Position	Restricted Shares	Shares	Shares
Glenn M. Renwick	President and Chief	178,659	178,655	357,314
	Executive Officer

W. Thomas Forrester*	Vice President and	0	0	0
	Chief Financial Officer

Brian J. Passell	Claims Group President	20,964	20,965	41,929

William M. Cody	Chief Investment Officer	17,391	17,390	34,781

Charles E. Jarrett	Vice President, Secretary	18,819	18,820	37,639
	and Chief Legal Officer

*	Mr. Forrester retired from the Company in March 2007 and did not receive a restricted stock award. Brian C. Domeck replaced Mr. Forrester as CFO. Mr. Domeck received awards of 15,246 time-based restricted shares and 15,245 performance-based restricted shares, for a total of 30,491 restricted shares.
     The Committee also approved new forms of restricted stock award agreements to be executed by award recipients. These award agreements, copies of which are attached hereto, are substantially similar to prior award agreements used under the Plan, except that the new agreements provide that, prior to vesting, recipients of restricted stock awards will not receive cash dividends that are paid with respect to the Company’s Common Shares, but such amounts will be retained by the Company and paid to the recipient, with interest, only if and when the underlying restricted stock award vests. These provisions are required for all restricted stock awards made in or after March 2007, pursuant to the First Amendment to the Plan, which was approved by the Board of Directors on February 3, 2007.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     See exhibit index on page 4.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 26, 2007

THE PROGRESSIVE CORPORATION
By:	/s/ Jeffrey W. Basch
	Name:	Jeffrey W. Basch
	Title:	Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.
Under Reg.	Form 8-K
S-K Item 601	Exhibit No.	Description
10	10.1	Form of Restricted Stock Award Agreement for Time-Based Awards

10	10.2	Form of Restricted Stock Award Agreement for Performance-Based Awards